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                                                                     Exhibit 3.2

                              ARTICLES OF AMENDMENT

     DIMENSIONS REIT I, INC., a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     Article I of the Articles of Incorporation ("Charter") of the Corporation is hereby amended as follows:

                                    ARTICLE I
                                      NAME

     The name of the Corporation is ADVISORS REIT I, Inc.

     This Amendment of the Charter of the Corporation has been approved by the directors and stockholders.

     We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.


James L. Fritzemeier /s/                      James L. Fritzemeier /s/
------------------------                      ------------------------
James L. Fritzemeier, President               James L. Fritzemeier, Secretary


Return address of filing party:

Michael R. Biggs
Biggs Wilkerson, L.C.
7701 E. Kellogg, Suite 565
Wichita, Kansas 67207
(316) 684-2929